As filed with the Securities and Exchange Commission on May 5, 2009
Registration No. 333-158665

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
AVANIR Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0314804
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
101 Enterprise, Suite 300, Aliso Viejo, California 92656 (949) 389-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Keith A. Katkin
Chief Executive Officer
101 Enterprise, Suite 300, Aliso Viejo, California 92656
(949) 389-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Ryan A. Murr
Goodwin Procter LLP
Three Embarcadero Center, 24th Floor
San Francisco, California 94111
Telephone: (415) 733-6000
Facsimile: (415) 677-9041

     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the registrant shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee	$1,953
Accounting Fees	10,000
Legal Fees and Disbursements	10,000
Miscellaneous	25,000

Total:	$46,953

Item 15. Indemnification of Officers and Directors.
          The registrant’s Certificate of Incorporation (the “Certificate”) provides that, to the extent permitted by applicable law, the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. The Certificate eliminates the personal liability of directors to the fullest extent permitted by the Delaware Corporations Law and, together with the registrant’s Bylaws, provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administration hearing or other proceeding (whether civil, criminal, administrative, arbitrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity, against expenses (including attorneys’ fees), judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administration hearing or other proceeding. The registrant has also obtained liability insurance for its officers and directors and has assumed indemnification agreements that the predecessor California corporation had entered into with its directors and officers.
Item 16. Exhibits.
          The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit
Number	Description of Exhibit
1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Avanir Pharmaceuticals, Inc. (1)

3.2	Bylaws of Avanir Pharmaceuticals, Inc. (1)

4.1	Form of Common Stock Certificate (1)

4.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock (2)

4.3.1	Form of Senior Indenture

4.3.2	Form of Subordinated Indenture

4.4	Form of Debt Security*

4.5	Form of Preferred Stock Certificate*

4.6	Form of Certificate of Designations*

4.7	Form of Warrant Agreement*

4.8	Form of Warrant Certificate*

4.9	Stockholder Rights Agreement, dated as of March 20, 2009, by and between Avanir Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (2)

4.10	Form of Rights Certificate with respect to the Stockholder Rights Agreement (filed as part of Exhibit 4.9) (2)

5.1	Opinion of Goodwin Procter LLP**

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of KMJ Corbin & Company LLP**

24.1	Power of Attorney**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended*

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**	Previously filed

(1)	Incorporated by reference to the similarly described exhibit included with the registrant’s Current Report on Form 8-K, filed March 25, 2009.

(2)	Incorporated by reference to the similarly described exhibit included with the registrant’s Amended Registration Statement on Form 8-A/A, File No. 001-15803, filed March 25, 2009.

Item 17. Undertakings.
          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby further undertakes that:
          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
*       *       *

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Aliso Viejo, State of California, on May 5, 2009.

Avanir Pharmaceuticals, Inc.
By:	/s/ Keith A. Katkin
Keith A. Katkin
President and Chief Executive Officer

Signature	Title	Date
/s/ Keith A. Katkin	President, Chief Executive Officer and Director	May 5, 2009
Keith A. Katkin	(Principal Executive Officer)

/s/ Christine G. Ocampo	Vice President, Finance	May 5, 2009
Christine G. Ocampo	(Principal Financial and Accounting Officer)

*	Director	May 5, 2009
Stephen G. Austin

*	Director	May 5, 2009
Charles A. Mathews

*	Director	May 5, 2009
David J. Mazzo, Ph.D.

*	Director	May 5, 2009
Dennis G. Podlesak

*	Director	May 5, 2009
Nicholas J. Simon

*	Director	May 5, 2009
Craig A. Wheeler

*	Director	May 5, 2009
Scott M. Whitcup, M.D.

By:	*
Christine G. Ocampo
Attorney-in-fact

AVANIR PHARMACEUTICALS, INC.
EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Avanir Pharmaceuticals, Inc. (1)

3.2	Bylaws of Avanir Pharmaceuticals, Inc. (1)

4.1	Form of Common Stock Certificate (1)

4.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock (2)

4.3.1	Form of Senior Indenture

4.3.2	Form of Subordinated Indenture

4.4	Form of Debt Security*

4.5	Form of Preferred Stock Certificate*

4.6	Form of Certificate of Designations*

4.7	Form of Warrant Agreement*

4.8	Form of Warrant Certificate*

4.9	Stockholder Rights Agreement, dated as of March 20, 2009, by and between Avanir Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (2)

4.10	Form of Rights Certificate with respect to the Stockholder Rights Agreement (filed as part of Exhibit 4.9) (2)

5.1	Opinion of Goodwin Procter LLP**

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of KMJ Corbin & Company LLP**

24.1	Power of Attorney**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended*

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**	Previously filed

(1)	Incorporated by reference to the similarly described exhibit included with the registrant’s Current Report on Form 8-K, filed March 25, 2009.

(2)	Incorporated by reference to the similarly described exhibit included with the registrant’s Amended Registration Statement on Form 8-A/A, File No. 001-15803, filed March 25, 2009.